UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
----------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares Trust
-------------
(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares 2012 S&P AMT-Free Municipal Series	NYSE Arca	27-1159923
iShares 2013 S&P AMT-Free Municipal Series	NYSE Arca	27-1160000
iShares 2014 S&P AMT-Free Municipal Series	NYSE Arca	27-1160030
iShares 2015 S&P AMT-Free Municipal Series	NYSE Arca	27-1160055
iShares 2016 S&P AMT-Free Municipal Series	NYSE Arca	27-1160077
iShares 2017 S&P AMT-Free Municipal Series	NYSE Arca	27-1160098

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                                                                                                                               [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                                                                                                              [   ]

Securities Act registration statement file number to which this form
relates:                                                                                                                                             333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:                                                                        None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

For the iShares 2012 S&P AMT-Free Municipal Series reference is made to Post-Effective Amendment No. 339 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on December 4, 2009 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares 2013 S&P AMT-Free Municipal Series reference is made to Post-Effective Amendment No. 340 to the Registrant’s registration statement on Form N-1A, filed with the SEC on December 4, 2009 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares 2014 S&P AMT-Free Municipal Series reference is made to Post-Effective Amendment No. 341 to the Registrant’s registration statement on Form N-1A, filed with the SEC on December 4, 2009 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares 2015 S&P AMT-Free Municipal Series reference is made to Post-Effective Amendment No. 342 to the Registrant’s registration statement on Form N-1A, filed with the SEC on December 4, 2009 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares 2016 S&P AMT-Free Municipal Series reference is made to Post-Effective Amendment No. 343 to the Registrant’s registration statement on Form N-1A, filed with the SEC on December 4, 2009 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares 2017 S&P AMT-Free Municipal Series reference is made to Post-Effective Amendment No. 344 to the Registrant’s registration statement on Form N-1A, filed with the SEC on December 4, 2009 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.           Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 303 to the registration statement on Form N-1A filed October 16, 2009 (File Nos. 333-92935; 811-09729).

2.           Registrant’s Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Post-Effective Amendment No. 53 to the registration statement on Form N-1A filed September 19, 2006 (File Nos. 333-92935; 811-09729).

3.           Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 274 to the registration statement on Form N-1A filed August 27, 2009 (File Nos. 333-92935; 811-09729).

4.           Form of Global Certificate for the Registrant's Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, filed May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Date: January 6, 2010	iSHARES TRUST By: /s/ Eilleen M. Clavere Eilleen M. Clavere Secretary